EXHIBIT 23.2

CONSENT  OF  THE  INDEPENDENT  AUDITOR

As  the  independent  auditor  of ZenZuu USA, Inc., we hereby consent to the incorporation by reference in this Form 8-K Statement of our report, relating to the  audited  financial  statements and financial statement schedules of ZenZuu USA,  Inc.  as of  June 30, 2009 and the related statements of operations, stockholders’ equity and cash flows from the date of inception (June 8, 2009) through June 30, 2009.  Our audit report is dated January 27, 2010.

/s/ R. R. Hawkins and Associates International
February 17, 2010
Los Angeles, California